As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ZYNGA INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1733483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
699 Eighth Street San Francisco, CA 94103 (855) 449-9642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Gerard Griffin

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:
Legal Department Zynga Inc. 699 Eighth Street San Francisco, CA 94103 (855) 449-9642

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of registration fee(3)
Class A Common Stock, par value $0.00000625 per share (1)	20,009,528	$6.90	$138,065,743.20	$12,798.70

(1)

Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

The amount of securities registered pursuant to this registration statement is comprised of 20,009,528 shares of the registrant’s Class A common stock, par value $0.00000625 per share, issued to the selling stockholders in a private transaction.

(3)

Estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of common stock of $6.90 per share as of November 8, 2021 as reported on the Nasdaq Global Select Market, pursuant to Rule 457(c) under the Securities Act.

PROSPECTUS

20,009,528 Shares

Zynga Inc.

Class A Common Stock

This prospectus relates to resales of up to 20,009,528 shares of Zynga Inc. (“Zynga”) Class A common stock, par value $0.00000625 per share, which may be sold from time to time by Funjoy Technology Limited (the “selling stockholder”).

We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from the sales of shares by the selling stockholder under this prospectus.

The selling stockholder identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

To the extent required, we will provide the specific terms of transactions in these shares in supplements to this prospectus.  You should read this prospectus and the applicable supplement carefully before you invest.  See “Plan of Distribution.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ZNGA.” On November 8, 2021, the last reported sale price of our common stock on the NASDAQ Global Select Market was $6.99 per share.

Investing in our common stock involves risks.  Please read carefully the section titled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This date of this prospectus is November 9, 2021

TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any applicable prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any applicable prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus or any applicable prospectus supplement shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations and prospects since the date of this prospectus or such prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, any selling stockholder named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The selling stockholder may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholder, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and the selling stockholder has not authorized, anyone else to provide you with different or additional information. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, we use the terms “Zynga,” “we,” “us” and “our” to refer to Zynga Inc. and our consolidated subsidiaries.

Zynga, the Zynga Logo and other trademarks or service marks of Zynga appearing in this prospectus are the property of Zynga. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or pricing supplement, any related company free writing prospectus and documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reflecting our current expectations that involve risks and uncertainties. When used in this prospectus and in documents incorporated by reference, these forward-looking statements include, but are not limited to, statements related to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, capital expenditures and other financial items, our business plans and objectives, including our growth strategies and intended product releases, the impact of the ongoing coronavirus (COVID-19) pandemic and our response to it, our ability to integrate and achieve the intended benefits of our recent and announced acquisitions, and may include certain assumptions that underlie the forward-looking statements. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including those factors discussed under the caption entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. New risks may also emerge from time to time. It is not possible for our management to predict all of the risks related to our business and operations, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in our Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

2

THE COMPANY

Our operations are headquartered in San Francisco, California, and we have several operating locations in the U.S. as well as various international office locations in North America, Asia and Europe. Our principal executive offices are located at 699 Eighth Street, San Francisco, CA 94103, and our telephone number is (855) 449-9642. We completed our initial public offering in December 2011, and our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “ZNGA.” As of December 31, 2020, we had 2,245 full-time employees.

Our website address is www.zynga.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risks.  Before purchasing any securities offered, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof.  Any of these risks, as well as other risks and uncertainties, could harm or otherwise impact our financial condition, results of operations or cash flows.  See also “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholder identified in this prospectus.  See “Selling Stockholder.” All net proceeds from the sale of the shares of common stock will go to the selling stockholder.  We will not receive any part of the proceeds from such sale of the shares.

3

DESCRIPTION OF THE COMPANY’S SECURITIES

The following description of our capital stock is a summary of the rights of our capital stock and certain provisions of our seventeenth amended and restated certificate of incorporation (our “Charter”) and fifth amended and restated bylaws (our “Bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our Charter and Bylaws, which were previously filed with the SEC and were incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For a complete description of our capital stock, we encourage you to read our Charter, Bylaws and the applicable portions of the DGCL carefully.

Our classes of common stock previously consisted of Class A, Class B and Class C common stock. On May 2, 2018, our founder, Mark Pincus, elected to convert certain outstanding shares of Class B common stock and all outstanding shares of Class C common stock, in each case, controlled by Mr. Pincus and an affiliated investment entity, into an equivalent number of shares of Class A common stock (hereinafter, the “common stock”). As a result of Mr. Pincus’ conversion, the remaining shares of Class B common stock represented less than 10 percent of the total voting power of all Zynga stockholders and, accordingly, each remaining outstanding share of Class B common stock automatically converted into one share of common stock. Following the conversion, no shares of Class B or Class C common stock were outstanding.

Our authorized capital stock consists of 2,020,517,472 shares of common stock, $0.00000625 par value per share, and 2,000,000 shares of undesignated preferred stock, $0.00000625 par value per share. As of September 30, 2021, there were 1,100,171,962 shares of our common stock outstanding and no shares of preferred stock outstanding. As of September 30, 2021, there were approximately 593 stockholders of record of our common stock. The number of record holders does not include beneficial holders who hold their shares in “street name,” meaning that the shares are held for their accounts by a broker or other nominee.

Common Stock

The following are the rights and privileges of our common stock:

Dividends. The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts which our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote per share.

Liquidation. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preemptive or Similar Rights. Our common stock has no preemptive or redemption rights.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Preferred Stock

Under our Charter, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more series. Our board of directors may designate the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including any sinking fund provisions), redemption price or prices and liquidation preferences. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control. As of the date of this prospectus, no shares of preferred stock were outstanding, and we currently have no plan to issue any shares of preferred stock.

4

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deterring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the DGCL, which regulates, subject to some exceptions, acquisitions of publicly-held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approves the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;
•

upon consummation of the transaction that results in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approves the business combination and the stockholders other than the interested stockholder authorize the transaction at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding stock not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;
•

any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of either the aggregate market value of our assets or the aggregate market value of our outstanding stock;

•	any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;
•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or, in some circumstances, within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

5

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could depress the market price of our common stock by acting to discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things, include:

•

authorizing “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;
•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;
•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors; and
•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Exchange Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ZNGA.”

6

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING
TO NON-U.S. HOLDERS

The following is a general discussion of the U.S. federal income tax considerations related to the acquisition, ownership, and disposition of our common stock by a non-U.S. holder, as defined below.  This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service, or the IRS, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect, which may result in tax consequences different from those discussed below.  We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax considerations discussed herein, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor’s individual circumstances.  In addition, this discussion does not address (i) U.S. federal non-income tax laws, such as the gift or estate tax laws, (ii) state, local or non-U.S. tax considerations, (iii) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, controlled foreign corporations, passive foreign investment companies, regulated investment companies, real estate investment trusts, broker-dealers, grantor trusts, personal holding companies, taxpayers who have elected mark-to-market accounting, tax-exempt entities, pension plans, entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities or an investor in such entities or arrangements, or U.S. expatriates or former long-term residents of the United States, (iv) the special tax rules that may apply to an investor that acquires, holds, or disposes of our common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction, or (v) the effect, if any, of the alternative minimum tax or Medicare contribution tax imposed on net investment income.  This discussion assumes that a non-U.S. holder will hold the common stock relating to this prospectus as a capital asset within the meaning of Section 1221 of the Code.

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is neither a “United States person” (within the meaning of the Code) nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

The tax treatment of an entity or arrangement treated as a partnership for U.S. federal income tax purposes and each partner thereof will generally depend upon the status and activities of the partnership and such partner.  An investor that is treated as a partnership for U.S. federal income tax purposes or a partner in such partnership should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to the partnership’s acquisition, ownership and disposition of our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSIDERATIONS RELATED TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS, AND ANY APPLICABLE TAX TREATY.

Distributions on Common Stock

If we pay cash or distribute property to non-U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.  Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock.  Any remaining excess will be treated as gain from the sale or exchange of the common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

7

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.  A non-U.S. holder that wishes to claim the benefit of a reduced withholding rate under an applicable income tax treaty generally will be required to submit a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, and certify under penalties of perjury that such non-U.S. holder is not a United States person and is eligible for the benefits of the applicable tax treaty.  These forms may need to be periodically updated.  If a non-U.S. holder holds our common stock through a financial institution or other intermediary, such non-U.S. holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), generally are exempt from U.S. federal withholding tax.  In order to obtain this exemption, a non-U.S. holder must provide a properly completed IRS Form W-8ECI (or appropriate successor form) certifying such exemption.  Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates generally applicable to a United States person.  Dividends received by a corporate non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding backup withholding and the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act and Treasury Regulations promulgated thereunder, commonly referred to as “FATCA,” any gain recognized by a non-U.S. holder on a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States),

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or
•

we are or have been at any time during the shorter of the five-year period ending on the date of disposition and the period that the non-U.S. holder held the common stock a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes, the non-U.S. holder is not eligible for an exemption under an applicable income tax treaty and either (i) our common stock ceases to be regularly traded on an established securities market or (ii) such non-U.S. holder held more than 5% of our common stock at any time during the relevant period (as described below).

Gain that is described in the first bullet point above generally will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a United States person.  A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty).

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, exchange or other taxable disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder.

8

With respect to the third bullet point above, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.  Although the matter is not free from doubt, we believe that we are not currently a USRPHC.  Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other assets and because the definition of U.S. real property interests is not entirely clear, there can be no assurance that we are not a USRPHC now or will not become one in the future.  If we are or have been a USRPHC, a non-U.S. holder may be taxed on gain recognized on the sale, exchange or other taxable disposition of our common stock in the same manner as if such non-U.S. holder were a United States person (subject to an applicable income tax treaty providing otherwise) and/or a 15% withholding tax may apply to the gross proceeds from the sale, exchange or other taxable disposition of our common stock.  However, so long as our common stock continues to be “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to such gain as a result of us being or having been a USRPHC if such non-U.S. holder held, directly or constructively (by application of certain attribution rules), at all times during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the common stock, 5% or less of our common stock.

Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules as well as any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

The amount of dividends paid to a non-U.S. holder on our common stock and the tax, if any, withheld with respect to those dividends generally must be reported annually to the IRS and to such non-U.S. holder of our common stock.  Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.  Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a United States person.

Under some circumstances, Treasury Regulations require backup withholding currently at a rate of 24%, on reportable payments with respect to our common stock.  A non-U.S. holder generally may eliminate the requirement for U.S. federal backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form) or by otherwise establishing an exemption.  Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that the non-U.S. holder is a United States person.  Backup withholding is not an additional tax.  Rather, the amount of any U.S. federal backup withholding generally will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such non-U.S. holder to a refund, provided that certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

9

FATCA Withholding

FATCA will impose a U.S. federal withholding tax of 30% on certain types of payments, including U.S.-source dividends and gross proceeds from the sale or other disposition of securities that can produce U.S.-source dividends made to (i) “foreign financial institutions,” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, or are otherwise eligible for an exemption, and (ii) certain non-financial foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners, or are otherwise eligible for an exemption.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.  The withholding obligations described above generally will apply to payments of U.S.-source dividends made with respect to our common stock, and to payments of gross proceeds from a sale or other disposition of our common stock occurring on or after January 1, 2019.  Non-U.S. holders are urged to consult their own tax advisors regarding FATCA and the application of these requirements to your investment in our common stock.

We will not pay any additional amounts to non-U.S. holders with respect to any amounts withheld, including pursuant to FATCA.

10

SELLING STOCKHOLDER

We issued 20,009,528 shares of our Class A common stock to Funjoy Technology Limited (“HK Funjoy” or the “selling stockholder”), in connection with our acquisition of the Beijing-based game studio Beijing StarLark Technology Co., Ltd., the Golf Rival mobile game franchise and related other games, intellectual properties, business records and specified other assets and liabilities, pursuant to the Master Business Transfer Agreement, dated as of August 3, 2021, by and between Zynga and the selling stockholder and certain of its affiliates (the “Agreement”), based on the average closing price of the Class A common stock during a 30-trading day period preceding the date of the Agreement. The shares received by the selling stockholder were issued in reliance on exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation S of the Securities Act upon completion of the acquisition on October 5, 2021. As of November 9, 2021, there were 20,009,528 shares of Class A common stock beneficially owned by the selling stockholder.

The following table sets forth, to our knowledge, certain information about the selling stockholder as of November 9, 2021.  The shares covered by this prospectus may be offered from time to time by the selling stockholder.  Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of common stock that may become issuable in connection with shares of common stock sold by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of our shares of common stock outstanding.

Subject to limited exceptions, we will bear all costs, expenses and fees in connection with the registration of our shares of common stock to be sold by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to their sales of shares.

Except as otherwise indicated, ownership is determined in accordance with the rules of the SEC relating to beneficial ownership, and includes voting or investment power with respect to shares.  As of September 30, 2021, there were 1,100,171,962 shares of Class A common stock outstanding. Unless otherwise indicated below, to our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of Class A common stock.  The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for any party named below.

	Common Shares Beneficially Owned Prior to this Offering		Common Shares Being Offered		Common Shares To Be Beneficially Owned After this Offering (1)
Name of Selling Stockholder	Number	Percentage	Number	Percentage of Outstanding	Number	Percentage
Funjoy Technology Limited (2)	20,009,528	1.8%	20,009,528	1.8%	—	*

*	Less than one percent.
(1)

We do not know when or in what amounts the selling stockholder may offer shares of common stock for sale.  The selling stockholder might not sell any or all of the shares offered by this prospectus.  Because the selling stockholder may offer any amount of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholder after completion of this offering.  We do not know when or on what amounts any selling stockholder may acquire or dispose of shares of common stock that are not covered by this prospectus.  However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders and that the ownership by any selling stockholder of shares of common stock not covered by this prospectus will not change.

(2)

HK Funjoy is a private company limited by shares incorporated under the laws of Hong Kong. The sole shareholder of HK Funjoy is Beijing Footable Technology Limited. To the best of our knowledge, HK Funjoy has no, or within the past three years had no, material relationship with us or any of our predecessors or affiliates. The address of HK Funjoy is Room 09, 27/F, Ho King Commercial Centre, 2-16 Fa Yuen Street, Mongkok, Kowloon, Hong Kong.

The selling stockholder has not held any position or office with us or any of our subsidiaries within the past three years.

11

PLAN OF DISTRIBUTION

We are registering 20,009,528 shares of our Class A common stock to permit the resale of such shares by the selling stockholder from time to time after the date of this prospectus.  The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholder or the selling stockholder’s pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholder, shares as a gift, pledge, partnership distribution or other non-sale related transfer.  The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.  Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in privately negotiated transactions.  The selling stockholder may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resales by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	settlement of short sales;
•	by agreement with broker-dealers to sell a specified number of shares at a stipulated price per share;
•	a transaction on any exchange or in the over-the-counter market;
•	in privately negotiated transactions;
•

in options transactions, including through the writing or settlement of put or call options or other hedging transactions (whether those options are listed on an options exchange or otherwise) relating to the shares offered by this prospectus, or the short sales of the offered shares;

•	any combination of the foregoing; or
•	any other method permitted pursuant to applicable law.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or Section 4(a)(1) under the Securities Act, if available, rather than pursuant to this prospectus, provided that the selling stockholder meet the criteria and conform to the requirements of those provisions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  In connection with distributions of the shares offered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder.  Subject to certain limitations on shorting, the selling stockholder may also sell the shares short and redeliver the shares to close out such short positions.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

12

The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).  In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate.  Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares of common stock covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.  The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

13

LEGAL MATTERS

White & Case LLP will pass upon the validity of the shares of common stock being offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act.  Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us.  This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).  These documents contain important information about us and our finances.

We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on February 26, 2021);
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 (filed on May 6, 2021), June 30, 2021 (filed on August 6, 2021), and September 30, 2021 (filed on November 9, 2021);
•	our Current Reports on Form 8-K filed on May 6, 2021, May 18, 2021, August 5, 2021, August 5, 2021, October 7, 2021 and November 8, 2021; and
•

the description of our common stock, par value $0.00000625 per share, and our preferred stock, par value $0.00000625 per share, under “Description of the Company’s Securities” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 28, 2020), including all amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

14

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

Attention: Legal Department

Documents may also be available on our website at https://investor.zynga.com/. Information contained on our website does not constitute part of this prospectus.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document.  If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

15

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us.  All of the items below, except for the registration fee, are estimates.

Securities and Exchange Commission registration fee*		$12,799
Accountants’ fees and expenses		$12,000
Legal fees and expenses		$25,000
Miscellaneous		*
Total	$	*

*

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time.  An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the corporation or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. The company’s seventh amended and restated certificate of incorporation contains such a provision that eliminates the personal liability of its directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful. In addition, under Delaware law, in general, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The company’s fifth amended and restated bylaws provide that the company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that the person is or was a director or executive officer of the company, or is or was serving at the request of the company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of the director

II-1

or executive officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the company. However, the aforementioned indemnification applies only if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The company’s fifth amended and restated bylaws also provide that the company may, but is not required, to provide indemnification to the company’s other officers, employees and other agents as set forth under Delaware law or any other applicable law.

The company’s fifth amended and restated bylaws also provide that the company shall have the power to purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to the company’s fifth amended and restated bylaws.

Pursuant to the authority provided in the company’s seventh amended and restated certificate of incorporation and fifth amended and restated bylaws, the company has entered into indemnification agreements with each of its executive officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the company, and providing for certain other protections. The company also maintains insurance policies which insure its officers and directors against certain liabilities.

The foregoing summaries are necessarily subject to the complete text of the statute, the company’s restated certificate of incorporation and amended and restated bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description
2.1+

Master Business Transfer Agreement, dated as of August 3, 2021, by and among the Registrant and the parties thereto (incorporated by reference to our Current Report on Form 8-K filed with the SEC on August 5, 2021, Exhibit 2.1 File No. 001-35375)

3.1

Seventeenth Amended and Restated Certificate of Incorporation of Zynga Inc. (incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 11, 2014, Exhibit 3.1 File No. 001-35375)

3.2	Fifth Amended and Restated By-laws of Zynga Inc. (incorporated by reference to our Annual Report on Form 10-K filed with the SEC on February 26, 2021, Exhibit 3.2 File No. 001-35375)
4.1	Form of Zynga Inc. Class A Common Stock Certificate (incorporated by reference to our Registration Statement on Form S-1/A filed with the SEC on November 4, 2011, Exhibit 4.1 File No. 333-175298)
5.1	Opinion of White & Case LLP relating to the securities
23.1	Consent of White & Case LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
+

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II-2

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 9th day of November, 2021.

ZYNGA INC.

By:	/s/ Frank Gibeau
Frank Gibeau
Chief Executive Officer

Each of the undersigned officers and directors of Zynga Inc. hereby severally constitute and appoint James Gerard Griffin and Phuong Y. Phillips his or her true and lawful attorneys, with full power of substitution and revocation, with full power to sign for him or her and in his or her name in the capacity or capacities indicated below and any amendment or supplement to the Registration Statement on Form S-3 filed herewith, including any post-effective amendments and supplements to said Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and generally to do all such things in his or her name and behalf in our capacities as officers and directors to enable Zynga Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature(s) as they may be signed by his or her said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Frank Gibeau	Chief Executive Officer and Director	November 9, 2021
Frank Gibeau	(Principal Executive Officer)

/s/ James Gerard Griffin	Chief Financial Officer	November 9, 2021
James Gerard Griffin	(Principal Financial Officer)

/s/ Amy M. Rawlings	Chief Accounting Officer (Principal Accounting Officer)	November 9, 2021
Amy M. Rawlings

/s/ Mark Pincus	Director and Non-Executive Chairman	November 9, 2021
Mark Pincus

/s/ Regina E. Dugan	Director	November 9, 2021
Regina E. Dugan

/s/ William “Bing” Gordon	Director	November 9, 2021
William “Bing” Gordon

/s/ Louis J. Lavigne Jr.	Director	November 9, 2021
Louis J. Lavigne Jr.

/s/ Carol G. Mills	Director	November 9, 2021
Carol G. Mills

/s/ Janice M. Roberts	Director	November 9, 2021
Janice M. Roberts

/s/ Ellen F. Siminoff	Director	November 9, 2021
Ellen F. Siminoff

/s/ Noel Watson	Director	November 9, 2021
Noel Watson